QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99

        Wells Fargo & Company's financial results for the quarter ended March 31, 2002

        Wells Fargo & Company reported diluted earnings per share of $.80 in the first quarter 2002, before the effect of an accounting change related to FAS 142, Goodwill and Other Intangible Assets, up 19 percent from prior year's $.67 diluted earnings per share. On the same basis, net income was $1.38 billion, up 18 percent from prior year's $1.17 billion.

        With the adoption of FAS 142, effective January 1, 2002, amortization of goodwill is no longer in the income statement. In 2001, the Company incurred $144 million in the first quarter and $610 million for the full year in pretax expense for amortization of goodwill. Eliminating this expense would have increased net income in the first quarter of 2001 by $135 million ($.08 per share) and by $571 million ($.34 per share) for the full year. Comparisons below between 2002 and comparable periods in 2001 are presented as if goodwill amortization expense was excluded from 2001 periods.

        Diluted earnings per share growth from $.75 per share in first quarter 2001 to $.80 per share in first quarter 2002 reflects an increase of more than $.09 per share in earnings from businesses other than market-sensitive activities and a decline in market-sensitive earnings from $.05 a year ago to under $.01 in the first quarter of 2002. Pretax market-sensitive revenue in first quarter 2002 was $18 million and was offset by $25 million in integration expenses, largely for the acquisitions of the Marquette banks and Texas Financial Bancorporation, which closed in February.

        Revenue of $5.96 billion for first quarter 2002 increased 14 percent from first quarter 2001. Excluding the effect of market-sensitive revenue and acquisitions, revenue for first quarter 2002 increased 18 percent from first quarter 2001. "Revenue growth from the first quarter of 2001 was driven by continued strong consumer loan growth, solid increases in consumer fee businesses, a higher net interest margin and good growth in core deposits," said Chief Financial Officer Howard Atkins. "On a sequential quarterly basis, the 6 percent annualized increase in revenue was due to those same growth factors, slightly dampened by flat investment management income due to the weak equity market, flat lending and loan-related transaction revenues in our commercial business in line with the first quarter economy, and typical first quarter seasonality."

        Loans averaged $172 billion for first quarter 2002, up 8 percent over a year ago. Adjusting for acquisitions, average loans increased 6 percent from both a year ago and fourth quarter (on an annualized basis). Consumer loans grew 17 percent annualized from December 31, 2001 to March 31, 2002. The Marquette banks and Texas Financial Bancorporation acquisitions completed during the first quarter added $3.5 billion of consumer and wholesale loans.

        Average core deposits of $178 billion for first quarter 2002 grew $21 billion, or 13 percent, since last year. After adjusting for acquisitions and money market sweep deposit accounts, core deposit growth was 7 percent. Average core deposits increased $2 billion, or 4 percent annualized, from fourth quarter 2001.

        Net interest income on a taxable-equivalent basis was $3.68 billion in first quarter 2002, up 30 percent from the first quarter of last year, and up 6 percent from the fourth quarter of 2001. The increase in net interest income was driven by the growth in consumer loans and mortgage loans held for sale, good core deposit growth and a higher net interest margin—5.67 percent in first quarter 2002, compared with 5.50 percent in fourth quarter 2001 and 5.21 percent in first quarter 2001. According to Atkins, "The margin strengthened in the first quarter due to a continued favorable loan and deposit mix and, to a lesser extent, the steep yield curve."

        Noninterest income was $2.30 billion for first quarter 2002, down 5 percent from $2.41 billion in the first quarter of last year. Excluding market-sensitive revenue and acquisitions, first quarter 2002 noninterest income was up 2 percent from the same period a year ago, reflecting increases in fees from most products and services, including deposit service charges and loan fees. The increase in insurance income was due to the acquisition of Acordia in the second quarter of 2001. Excluding market-sensitive revenue, noninterest income decreased by $75 million from the fourth quarter of 2001. Good trends in fee-based consumer deposit products and insurance were offset by lower commercial loan fees, flat trust and investment management fees due to the weak equity market, and first quarter seasonality. While down slightly from fourth quarter 2001, mortgage origination revenue remained high in first quarter 2002 due to continued solid demand for residential mortgages.

        Noninterest expense was $3.33 billion in first quarter 2002, up 17 percent from the same period of last year, and up 10 percent excluding acquisitions. Expenses were basically flat compared to the fourth quarter of 2001 despite $25 million of merger and integration costs and seasonal increases in employee benefit costs for FICA and 401(k) programs.

        First quarter 2002 net charge-offs were $487 million, or 1.15 percent of average loans (annualized), down from $536 million, or 1.27 percent, in fourth quarter 2001. "First quarter 2002 credit losses decreased from the prior quarter due to lower losses in our asset based lending businesses as collateral values stabilized after declining throughout 2001 and stable trends in our consumer portfolios," said Chief Credit Officer David Munio. "We continued to benefit from a well diversified loan portfolio." The provision for loan losses was $490 million for first quarter 2002, compared with $536 million in fourth quarter 2001 and $361 million in the first quarter of 2001.

        Non-performing assets of $1.81 billion at March 31, 2002 were unchanged from December 31, 2001, and were 1.02 percent of total loans outstanding.

        The allowance for loan losses of $3.84 billion was 2.15 percent of total loans at March 31, 2002, compared with 2.18 percent at December 31, 2001 and 2.32 percent at March 31, 2001.

        During the first quarter, the Company completed its initial goodwill impairment testing. All reporting units were evaluated using discounted cash flows. The process resulted in a $276 million (after tax) transitional impairment charge reported as a cumulative effect of a change in accounting principle. The $276 million impairment is related to goodwill in certain reporting units in Wholesale Banking and Wells Fargo Financial, primarily Island Finance, a Puerto Rico based consumer finance company acquired in 1995. At December 31, 2001, the Company had $9.53 billion of goodwill, including $5.50 billion from the 1996 purchase of First Interstate Bancorp. Impairment of the remaining First Interstate goodwill is not permitted under FAS 142 since the former First Interstate operations must be combined with other similar banking operations for impairment testing. After the transitional impairment charge, remaining goodwill at March 31, 2002 was $9.7 billion, including goodwill from first quarter 2002 acquisitions.

Wells Fargo & Company is a diversified financial services company with $312 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,400 stores and the internet (wellsfargo.com) across North America and elsewhere internationally.

        The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

        The foregoing discussion may contain forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions.

        Do not unduly rely on forward-looking statements. They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

        There are several factors—many beyond the Company's control—that could cause results to differ significantly from the Company's expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including information incorporated into the Form 10-K from the Company's 2001 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, "Financial Review—Risk Management" included in the 2001 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Other factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 include    •     business and economic conditions including the effects of the September 11, 2001 terrorist attacks and the California energy crisis    •    fiscal and monetary policies    •    regulation    •    disintermediation    •    competition generally and in light of the Gramm-Leach-Bliley Act    •    potential dividend restrictions    •    market acceptance and regulatory approval of new products and services    •    non-banking activities    •    integration of acquired companies     •    attracting and retaining key personnel    •    stock price volatility. See "Regulation and Supervision" included in the Form 10-K and "Financial Review—Factors That May Affect Future Results" included in the 2001 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

        Any factor described in this document, in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, or in the information incorporated by reference into the Form 10-K from the 2001 Annual Report to Stockholders could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

Wells Fargo & Company and Subsidiaries
 SUMMARY FINANCIAL DATA

	Quarter ended			% Change March 31, 2002 from
(in millions, except per share amounts)	Mar. 31, 2002	Dec. 31, 2001	Mar. 31, 2001	Dec. 31, 2001	Mar. 31, 2001

For the Period
Net income before effect of change in accounting principle (1)	$1,379	$1,181	$1,165	17%	18%
Net income before effect of change in accounting principle (excluding goodwill amortization)	1,379	1,328	1,300	4	6
Diluted earnings per common share before effect of change in accounting principle	.80	.69	.67	16	19
Diluted earnings per common share before effect of change in accounting principle (excluding goodwill amortization)	.80	.77	.75	4	7
Dividends declared per common share	.26	.26	.24	—	8
Average common shares outstanding	1,703.0	1,696.7	1,715.9	—	(1)
Diluted common shares outstanding	1,718.9	1,709.2	1,738.7	1	(1)
Total revenue	$5,956	$5,879	$5,234	1	14
Ratios (before the effect of change in accounting principle and excluding goodwill amortization)
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.78%	1.73%	1.96%	3	(9)
Net income applicable to common stock to average common stockholders' equity (ROE)	20.01	19.47	20.04	3	—
Efficiency ratio (2)	55.9	56.1	54.5	—	3
Average loans	$172,128	$167,203	$159,888	3	8
Average assets	314,336	303,930	268,536	3	17
Average core deposits	177,646	175,752	156,898	1	13
Net interest margin	5.67%	5.50%	5.21%	3	9
At Period End
Securities available for sale	$40,085	$40,308	$38,144	(1)	5
Loans	178,447	172,499	161,876	3	10
Allowance for loan losses	3,842	3,761	3,759	2	2
Goodwill	9,733	9,527	9,280	2	5
Assets	311,509	307,569	279,670	1	11
Core deposits	181,659	182,295	163,414	—	11
Common stockholders' equity	28,276	27,150	26,609	4	6
Stockholders' equity	28,327	27,214	26,865	4	5
Capital ratios
Common stockholders' equity to assets	9.08%	8.83%	9.51%	3	(5)
Stockholders' equity to assets	9.09	8.85	9.61	3	(5)
Risk-based capital (3)
Tier 1 capital	7.70	6.99	7.18	10	7
Total capital	11.15	10.45	10.94	7	2
Leverage (3)	6.50	6.25	6.44	4	1
Book value per common share	$16.55	$16.01	$15.48	3	7
Staff (active, full-time equivalent)	123,200	119,714	113,214	3	9
Common Stock Price
High	$50.75	$45.14	$54.81	12	(7)
Low	42.90	38.25	42.55	12	1
Period end	49.40	43.47	49.47	14	—

(1)
Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002.
(2)
The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)
The March 31, 2002 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
 CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,
(in millions, except per share amounts)	2002	2001	% Change

INTEREST INCOME
Securities available for sale	$656	$604	9%
Mortgages held for sale	591	257	130
Loans held for sale	69	93	(26)
Loans	3,292	3,843	(14)
Other interest income	73	84	(13)

Total interest income	4,681	4,881	(4)

INTEREST EXPENSE
Deposits	494	1,121	(56)
Short-term borrowings	174	394	(56)
Long-term debt	331	529	(37)
Guaranteed preferred beneficial interests in Company's subordinated debentures	27	17	59

Total interest expense	1,026	2,061	(50)

NET INTEREST INCOME	3,655	2,820	30
Provision for loan losses	490	361	36

Net interest income after provision for loan losses	3,165	2,459	29

NONINTEREST INCOME
Service charges on deposit accounts	505	428	18
Trust and investment fees	439	415	6
Credit card fees	201	181	11
Other fees	311	307	1
Mortgage banking	359	391	(8)
Insurance	263	118	123
Net gains on debt securities available for sale	37	88	(58)
Income (loss) from equity investments	(19)	138	—
Other	205	348	(41)

Total noninterest income	2,301	2,414	(5)

NONINTEREST EXPENSE
Salaries	1,076	977	10
Incentive compensation	357	204	75
Employee benefits	329	278	18
Equipment	236	237	—
Net occupancy	269	237	14
Goodwill	—	144	(100)
Core deposit intangible	41	43	(5)
Net gains on dispositions of premises and equipment	(2)	(19)	(89)
Other	1,022	895	14

Total noninterest expense	3,328	2,996	11

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,138	1,877	14
Income tax expense	759	712	7

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,379	1,165	18
Cumulative effect of change in accounting principle	(276)	—	—

NET INCOME	$1,103	$1,165	(5)%

NET INCOME APPLICABLE TO COMMON STOCK	$1,102	$1,161	(5)%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.81	$.68	19%

Diluted earnings per common share	$.80	$.67	19%

EARNINGS PER COMMON SHARE
Earnings per common share	$.65	$.68	(4)%

Diluted earnings per common share	$.64	$.67	(4)%

DIVIDENDS DECLARED PER COMMON SHARE	$.26	$.24	8%

Average common shares outstanding	1,703.0	1,715.9	(1)%

Diluted average common shares outstanding	1,718.9	1,738.7	(1)%

Wells Fargo & Company and Subsidiaries
 "ADJUSTED EARNINGS" — FAS 142 TRANSITIONAL DISCLOSURE

	Quarter ended March 31, 2002	Quarter ended March 31, 2001
(in millions, except per share amounts)	Reported earnings	Reported earnings		Goodwill amortization		"Adjusted" earnings

Income before income tax expense and effect of change in accounting principle	$2,138		$1,877		$144		$2,021
Income tax expense	759		712		9		721

Net income before effect of change in accounting principle	1,379		1,165		135		1,300
Less: Preferred stock dividends	1		4		—		4

Net income applicable to common stock before effect of change in accounting principle	1,378		1,161		135		1,296
Cumulative effect of change in accounting principle	(276)		—		—		—

Net income applicable to common stock	$1,102		$1,161		$135		$1,296

Earnings per common share before effect of change in accounting principle	$.81		$.68		$.08		$.76

Earnings per common share	$ ..65	$	..68	$	..08	$	..76

Diluted earnings per common share before effect of change in accounting principle	$.80		$.67		$.08		$.75

Diluted earnings per common share	$.64		$.67		$.08		$.75

Wells Fargo & Company and Subsidiaries
 CONSOLIDATED BALANCE SHEET

				% Change March 31, 2002 from
(in millions, except shares)	Mar. 31, 2002	Dec. 31, 2001	Mar. 31, 2001	Dec. 31, 2001	Mar. 31, 2001

ASSETS
Cash and due from banks	$14,559	$16,968	$15,523	(14)%	(6)%
Federal funds sold and securities purchased under resale agreements	2,788	2,530	2,869	10	(3)
Securities available for sale	40,085	40,308	38,144	(1)	5
Mortgages held for sale	26,266	30,405	18,677	(14)	41
Loans held for sale	5,315	4,745	4,875	12	9
Loans	178,447	172,499	161,876	3	10
Allowance for loan losses	3,842	3,761	3,759	2	2

Net loans	174,605	168,738	158,117	3	10

Mortgage servicing rights	7,138	6,241	5,340	14	34
Premises and equipment, net	3,660	3,549	3,429	3	7
Core deposit intangible	981	1,013	1,135	(3)	(14)
Goodwill	9,733	9,527	9,280	2	5
Interest receivable and other assets	26,379	23,545	22,281	12	18

Total assets	$311,509	$307,569	$279,670	1%	11%

LIABILITIES
Noninterest-bearing deposits	$60,728	$65,362	$54,996	(7)%	10%
Interest-bearing deposits	128,840	121,904	116,325	6	11

Total deposits	189,568	187,266	171,321	1	11
Short-term borrowings	33,408	37,782	29,352	(12)	14
Accrued expenses and other liabilities	16,482	16,777	16,597	(2)	(1)
Long-term debt	40,839	36,095	34,600	13	18
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,885	2,435	935	18	209
STOCKHOLDERS' EQUITY
Preferred stock	389	218	525	78	(26)
Unearned ESOP shares	(338)	(154)	(269)	119	26

Total preferred stock	51	64	256	(20)	(80)
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,472	9,436	9,354	—	1
Retained earnings	16,609	16,005	15,176	4	9
Cumulative other comprehensive income	676	752	122	(10)	454
Treasury stock — 27,844,043 shares, 40,886,028 shares and 17,838,827 shares	(1,375)	(1,937)	(937)	(29)	47

Total stockholders' equity	28,327	27,214	26,865	4	5

Total liabilities and stockholders' equity	$311,509	$307,569	$279,670	1%	11%

Wells Fargo & Company and Subsidiaries
 CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY

	Quarter ended March 31,
(in millions)	2002	2001

Balance, beginning of period	$27,214	$26,488
Net income	1,103	1,165
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	—	(2)
Change in valuation allowance related to:
Investment securities	(137)	(564)
Cumulative effect of the change in accounting principle related to derivative instruments and hedging activities	—	71
Derivative instruments and hedging activities	61	93
Common stock issued	143	236
Common stock issued for acquisitions	453	18
Common stock repurchased	(131)	(275)
Preferred stock released to ESOP	66	52
Preferred stock dividends	(1)	(4)
Common stock dividends	(444)	(412)
Change in Rabbi trust assets (classified as treasury stock)	—	(1)

Balance, end of period	$28,327	$26,865

LOANS

(in millions)	Mar. 31, 2002	Dec. 31, 2001	Mar. 31, 2001

Commercial	$47,388	$47,547	$49,380
Real estate 1-4 family first mortgage	28,513	25,588	18,940
Other real estate mortgage	25,555	24,808	23,947
Real estate construction	7,999	7,806	8,201
Consumer:
Real estate 1-4 family junior lien mortgage	27,699	25,530	18,912
Credit card	6,497	6,700	6,245
Other revolving credit and monthly payment	23,953	23,502	24,141

Total consumer	58,149	55,732	49,298
Lease financing	9,227	9,420	10,565
Foreign	1,616	1,598	1,545

Total loans (net of unearned discount)	$178,447	$172,499	$161,876

Wells Fargo & Company and Subsidiaries
 CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended
(in millions)	Mar. 31, 2002	Dec. 31, 2001	Mar. 31, 2001

Balance, beginning of period	$3,761	$3,761	$3,719
Allowance related to business combinations/other	78	—	40
Provision for loan losses	490	536	361
Loan charge-offs:
Commercial	(194)	(232)	(109)
Real estate 1-4 family first mortgage	(7)	(8)	(3)
Other real estate mortgage	(10)	(20)	(3)
Real estate construction	(20)	(27)	(1)
Consumer:
Real estate 1-4 family junior lien mortgage	(12)	(13)	(11)
Credit card	(103)	(102)	(101)
Other revolving credit and monthly payment	(213)	(209)	(187)

Total consumer	(328)	(324)	(299)
Lease financing	(26)	(27)	(24)
Foreign	(20)	(22)	(18)

Total loan charge-offs	(605)	(660)	(457)

Loan recoveries:
Commercial	31	38	16
Real estate 1-4 family first mortgage	1	—	1
Other real estate mortgage	4	10	2
Real estate construction	2	1	1
Consumer:
Real estate 1-4 family junior lien mortgage	3	3	3
Credit card	11	10	12
Other revolving credit and monthly payment	56	52	49

Total consumer	70	65	64
Lease financing	7	6	7
Foreign	3	4	5

Total loan recoveries	118	124	96

Total net loan charge-offs	(487)	(536)	(361)

Balance, end of period	$3,842	$3,761	$3,759

Total net loan charge-offs as a percentage of average total loans (annualized)	1.15%	1.27%	.92%

Allowance as a percentage of total loans	2.15%	2.18%	2.32%

Wells Fargo & Company and Subsidiaries
 NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS

(in millions)	Mar. 31, 2002	Dec. 31, 2001	Mar. 31, 2001

Nonaccrual loans:
Commercial	$804	$827	$835
Real estate 1-4 family first mortgage	223	203	131
Other real estate mortgage	190	210	135
Real estate construction	163	145	65
Consumer:
Real estate 1-4 family junior lien mortgage	27	24	16
Other revolving credit and monthly payment	47	59	32

Total consumer	74	83	48
Lease financing	166	163	141
Foreign	3	9	9

Total nonaccrual loans	1,623	1,640	1,364
Restructured loans	1	—	—

Nonaccrual and restructured loans	1,624	1,640	1,364
As a percentage of total loans	.9%	1.0%	.8%
Foreclosed assets	187	171	127
Real estate investments (1)	2	2	27

Total nonaccrual and restructured loans and other assets	$1,813	$1,813	$1,518

(1)
Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $23 million, $24 million and $50 million at March 31, 2002, December 31, 2001 and March 31, 2001, respectively.

Wells Fargo & Company and Subsidiaries
 NONINTEREST INCOME

	Quarter ended March 31,
			% Change
(in millions)	2002	2001

Service charges on deposit accounts	$505	$428	18%
Trust and investment fees:
Asset management and custody fees	179	189	(5)
Mutual fund and annuity sales fees	200	214	(7)
All other	60	12	400

Total trust and investment fees	439	415	6
Credit card fees	201	181	11
Other fees:
Cash network fees	48	46	4
Charges and fees on loans	133	94	41
All other	130	167	(22)

Total other fees	311	307	1
Mortgage banking:
Origination and other closing fees	220	121	82
Servicing fees, net of amortization and impairment	(73)	18	—
Net gains on securities available for sale	—	136	(100)
Net gains on mortgage loan origination/sales activities	120	40	200
All other	92	76	21

Total mortgage banking	359	391	(8)
Insurance	263	118	123
Net gains on debt securities available for sale	37	88	(58)
Income (loss) from equity investments	(19)	138	—
Net gains on sales of loans	6	13	(54)
Net gains on dispositions of operations	3	101	(97)
All other	196	234	(16)

Total	$2,301	$2,414	(5)%

NONINTEREST EXPENSE

	Quarter ended March 31,
			% Change
(in millions)	2002	2001

Salaries	$1,076	$977	10%
Incentive compensation	357	204	75
Employee benefits	329	278	18
Equipment	236	237	—
Net occupancy	269	237	14
Goodwill	—	144	(100)
Core deposit intangible:
Nonqualifying (1)	39	40	(3)
Qualifying	2	3	(33)
Net gains on dispositions of premises and equipment	(2)	(19)	(89)
Outside professional services	129	102	26
Contract services	82	116	(29)
Telecommunications	92	79	16
Outside data processing	84	77	9
Travel and entertainment	75	73	3
Advertising and promotion	65	58	12
Postage	65	69	(6)
Stationery and supplies	57	59	(3)
Operating losses	45	56	(20)
Insurance	52	47	11
Security	40	27	48
All other	236	132	79

Total	$3,328	$2,996	11%

(1)
Represents amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

Wells Fargo & Company and Subsidiaries
 AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2002			2001
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$2,391	1.88%	$11	$2,367	5.33%	$31
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,044	5.85	29	2,409	7.06	41
Securities of U.S. states and political subdivisions	2,080	8.31	41	1,996	7.67	37
Mortgage-backed securities:
Federal agencies	29,146	7.09	504	25,152	7.17	439
Private collateralized mortgage obligations	2,692	6.91	46	1,550	8.83	34

Total mortgage-backed securities	31,838	7.08	550	26,702	7.27	473
Other debt securities (4)	3,198	7.69	58	3,236	7.85	65

Total debt securities available for sale (4)	39,160	7.13	678	34,343	7.33	616
Mortgages held for sale (3)	37,149	6.34	591	14,146	7.24	257
Loans held for sale (3)	5,084	5.51	69	4,817	7.78	93
Loans:
Commercial	46,667	7.04	810	49,093	9.07	1,098
Real estate 1-4 family first mortgage	24,555	6.61	406	18,315	7.56	346
Other real estate mortgage	25,286	6.40	400	23,904	8.80	520
Real estate construction	8,032	5.73	113	7,916	9.60	187
Consumer:
Real estate 1-4 family junior lien mortgage	26,523	7.70	505	18,528	10.20	470
Credit card	6,572	12.24	202	6,333	14.15	225
Other revolving credit and monthly payment	23,548	10.49	611	23,942	11.94	712

Total consumer	56,643	9.39	1,318	48,803	11.57	1,407
Lease financing	9,362	7.27	170	10,273	7.98	204
Foreign	1,583	19.76	78	1,584	21.17	84

Total loans (5)	172,128	7.73	3,295	159,888	9.70	3,846
Other	6,104	4.17	62	3,539	5.98	52

Total earning assets	$262,016	7.26	4,706	$219,100	9.02	4,895

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,399	1.09	7	$2,469	3.67	22
Market rate and other savings	90,091.94		209	70,158	2.85	494
Savings certificates	25,700	3.58	227	32,828	5.80	470
Other time deposits	4,691	2.04	24	2,223	5.53	30
Deposits in foreign offices	6,712	1.65	27	7,708	5.54	105

Total interest-bearing deposits	129,593	1.54	494	115,386	3.94	1,121
Short-term borrowings	41,627	1.69	174	28,186	5.67	394
Long-term debt	37,661	3.53	331	33,571	6.31	529
Guaranteed preferred beneficial interests in Company's subordinated debentures	2,460	4.52	27	933	7.80	17

Total interest-bearing liabilities	211,341	1.96	1,026	178,076	4.68	2,061
Portion of noninterest-bearing funding sources	50,675	—	—	41,024	—	—

Total funding sources	$262,016	1.59	1,026	$219,100	3.81	2,061

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.67%	$3,680		5.21%	$2,834

NONINTEREST-EARNING ASSETS
Cash and due from banks	$14,559			$14,813
Goodwill	9,732			9,266
Other	28,029			25,357

Total noninterest-earning assets	$52,320			$49,436

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$59,456			$51,443
Other liabilities	15,548			12,523
Preferred stockholders' equity	61			267
Common stockholders' equity	27,930			26,227
Noninterest-bearing funding sources used to fund earning assets	(50,675)			(41,024)

Net noninterest-bearing funding sources	$52,320			$49,436

TOTAL ASSETS	$314,336			$268,536

(1)
The average prime rate of the Company was 4.75% and 8.63% for the quarters ended March 31, 2002 and 2001, respectively. The average three- month London Interbank Offered Rate (LIBOR) was 1.91% and 5.34% for the same quarters, respectively.
(2)
Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)
Yields are based on amortized cost balances computed on a settlement date basis.
(4)
Includes certain preferred securities.
(5)
Nonaccrual loans and related income are included in their respective loan categories.
(6)
Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.

Wells Fargo & Company and Subsidiaries
 OPERATING SEGMENT RESULTS (1)(2)(3)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wells Fargo Financial
Quarter ended March 31,	2002	2001	2002	2001	2002	2001

Net interest income	$2,680	$1,907	$558	$539	$441	$392
Provision for loan losses	276	216	85	39	129	106
Noninterest income	1,541	1,784	651	506	91	85
Noninterest expense	2,403	2,073	654	531	270	242

Income before income tax expense and effect of change in accounting principle	1,542	1,402	470	475	133	129
Income tax expense	562	497	167	173	49	48

Net income before effect of change in accounting principle	980	905	303	302	84	81
Cumulative effect of change in accounting principle	—	—	(98)	—	(178)	—

Net income (loss)	$980	$905	$205	$302	$(94)	$81

Average loans	$109	$98	$49	$50	$14	$12
Average assets	223	185	69	63	16	14
Average core deposits	161	142	17	15	—	—

(1)
The differences between the results of the combined operating segments and the consolidated results of the Company consist of inter-segment eliminations and unallocated items.

(2)
Results have been restated for prior periods to reflect changes in funds transfer pricing methodology to be consistent with first quarter 2002.

(3)
Results for 2001 have been restated to eliminate goodwill amortization.

QuickLinks

  EXHIBIT 99